UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007 (October 23, 2007)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York		14450
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

                                             N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Other Events

Item 1.01. Entry into a Material Definitive Agreement

On October 23, 2007, GateHouse Media, Inc. (the “Company”) signed a definitive asset purchase agreement (the “Purchase Agreement”) to acquire various daily and non-daily publications located in South Dakota, Florida, Kansas, Michigan, Missouri, Nebraska, Oklahoma and Tennessee from Morris Publishing Group (“Morris”) for a purchase price of $115 million. The Company may elect to pay up to $10 million in a short term promissory note, with the remainder in cash. The Company intends to fund the cash portion of the purchase price through the use of cash on hand and/or borrowings under existing credit facilities. The parties to the agreement are GateHouse Media Operating, Inc., as buyer, the Company, as buyer guarantor, Morris Publishing Group, LLC, MPG Allegan Property, LLC, Broadcaster Press, Inc., MPG Holland Property, LLC, The Oak Ridger, LLC, and Yankton Printing Company, as sellers, and Morris Communications as sellers’ guarantor. On October 23, 2007, the Company issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing the signing of the Purchase Agreement. Other than the Purchase Agreement, there are no material relationships between the Company and Morris or any of their respective affiliates.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

The information set forth in Item 1.01 above is incorporated in its entirety by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated October 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael Reed
Michael Reed Chief Executive Officer

Date: October 24, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated October 23, 2007